Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated July 9, 2012, appearing in the Annual Report of Waltham Services, LLC Tax-Favored Employees’ Savings Plan on Form 11-K for the four-month period ended December 31, 2011, in the Registration Statements of Rollins, Inc. on Form S-8 (File No. 333-176578, effective date August 31, 2011).

/s/ Windham Brannon, P.C.

Atlanta, Georgia

July 11, 2012